                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 7, 1999
                               -----------------

TO THE SHAREHOLDERS OF
THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Emerging Markets Telecommunications Fund, Inc. (the "Fund") will be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York 10019, on Thursday, October 7, 1999 commencing at 2:00 p.m., New York City time. The purpose of the meeting is to consider and act upon the following proposals and to consider and act upon such other matters as may properly come before the meeting or any adjournments thereof:

        (1) To elect two (2) directors of the Fund.

        (2) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the fiscal year ending May 31, 2000.

        (3) To consider a shareholder proposal to terminate the investment advisory agreement with Credit Suisse Asset Management, LLC within sixty days, with a recommendation that the Board give heavy weight to a commitment to realize net asset value for shareholders when selecting a new advisor.

    The close of business on August 17, 1999 has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting.

    This notice and related proxy material are first being mailed on or about September 1, 1999.

                                          By order of the Board of Directors,

                                                 /s/ Michael A. Pignataro

                                                 MICHAEL A. PIGNATARO
                                                      SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

Dated: September 1, 1999
New York, New York

               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022

                              -------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 7, 1999
                               -----------------

    This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Emerging Markets Telecommunications Fund, Inc. (the "Fund") for use at the Annual Meeting of Shareholders to be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York 10019 on Thursday, October 7, 1999 (commencing at 2:00 p.m.) and at any adjournments thereof (collectively, the "Meeting"). A Notice of Annual Meeting of Shareholders and a proxy card (the "Proxy") accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund, Credit Suisse Asset Management, LLC (formerly BEA Associates) ("CSAM"), the investment adviser to the Fund, Bear Stearns Funds Management Inc., the administrator of the Fund (the "Administrator"), or Georgeson Shareholder Communications, Inc. ("Georgeson"), a proxy solicitation firm that has been retained by the Fund and which will receive a fee of approximately $5,000 and will be reimbursed for its reasonable expenses. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment of Georgeson for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to shareholders on or about September 1, 1999.

    The principal executive office of CSAM is One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The Administrator has its principal executive office at 575 Lexington Avenue, 9th Floor, New York, New York 10022.

    The Fund's Annual Report containing audited financial statements for the fiscal year ended May 31, 1999 has been previously furnished to all shareholders of the Fund. It is not to be regarded as proxy-soliciting material.

    If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR election of the nominees for director, FOR the ratification of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the fiscal year ending May 31, 2000, AGAINST the shareholder proposal to terminate the Fund's Investment Advisory Agreement with CSAM, and in accordance with the judgment of the persons named in the proxy on any other matters that may properly come before the Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the right to attend the Meeting to vote his shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

    In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by Proxy. If a quorum is present, the persons named as proxies will vote those Proxies that they are entitled to vote thereon in accordance with their best judgment in the interest of the Fund. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

    Proposal 1 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Proposal 2 requires for approval the vote of a majority of the votes cast at the Meeting in person or by proxy and Proposal 3 requires for approval the vote of a "majority of the outstanding voting shares" of the Fund. "Majority of the outstanding voting shares" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) means the lesser of (a) 67% or more of the shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposals 1 and 2 and would have the same effect as a vote AGAINST Proposal 3.

    The Fund has one class of shares of capital stock, par value $.001 per share (the "Shares"). On the record date, August 17, 1999, there were 7,440,919 Shares outstanding. Each Share is entitled to one vote at the Meeting, and fractional Shares are entitled to proportionate shares of one vote.

    In order that your Shares may be represented at the Meeting, you are requested to:
    --indicate your instructions on the Proxy;
    --date and sign the Proxy;
    --mail the Proxy promptly in the enclosed envelope;
    --allow sufficient time for the Proxy to be received and processed on or before 2:00 p.m. on October 7, 1999.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The first proposal to be submitted at the Meeting will be the election of two (2) directors of the Fund, each to hold office for such term set forth below and until his successor is elected and qualified.

    The Board is divided into three classes, each class having a term of no more than three years. Each year the term of office of one class expires and the successor or successors elected to such class will serve for a three-year term.

    George W. Landau and Richard W. Watt, directors whose current terms expire on the date of this Meeting, have been nominated for a three-year term to expire at the 2002 Annual Meeting of Shareholders. Messrs. Landau and Watt currently serve as directors of the Fund. Mr. Landau has been a member of the Board of Directors since the Fund commenced operations in 1992, and Mr. Watt has served as a director since 1995.

    Each nominee has indicated an intention to continue to serve if elected and has consented to being named in this Proxy Statement. Each director named below who is deemed an "interested person" of the Fund, as defined in the 1940 Act, is indicated by an asterisk. Messrs. Priest and Watt are interested persons of the Fund by virtue of their positions as directors and/or officers of CSAM.

    The following table sets forth certain information regarding the nominees for election to the Board of the Fund, directors whose terms of office continue beyond the 1999 annual meeting, and the officers and directors of the Fund as a group. Each of the nominees, directors and officers of the Fund has sole voting and investment power with respect to the Shares shown. Each nominee, each director and the officers and directors of the Fund as a group owns less than one percent of the outstanding Shares of the Fund.

                                                                                                           MEMBERSHIPS ON
                                                                                                           BOARDS OF OTHER
                                        SHARES                                         LENGTH OF SERVICE     REGISTERED
                                     BENEFICIALLY                                       AS DIRECTOR AND      INVESTMENT
                                       OWNED ON        CURRENT PRINCIPAL OCCUPATION         TERM OF         COMPANIES AND
                                      AUGUST 17,         AND PRINCIPAL EMPLOYMENT        MEMBERSHIP ON      PUBLICLY HELD
            NAME (AGE)                   1999           DURING THE PAST FIVE YEARS     BOARD OF THE FUND      COMPANIES
-----------------------------------  -------------   --------------------------------  -----------------  -----------------

Dr. Enrique R. Arzac (57)                    700     Professor of Finance and Econom-  Since 1996; cur-   Director of nine
  Columbia University                                ics, Graduate School of           rent term ends at  other CSAM-
  Graduate School of                                 Business, Columbia University     the 2001 annual    advised
   Business                                          (1971-present).                   meeting.           investment
  New York, NY 10027                                                                                      companies; Direc-
                                                                                                          tor of The Adams
                                                                                                          Express Company;
                                                                                                          Director of
                                                                                                          Petroleum and
                                                                                                          Resources Corpo-
                                                                                                          ration.

James J. Cattano (55) .............          100     President, Primary Resource Inc.  Since 1994; cur-   Director of six
  55 Old Field Point Road                            (an international trading and     rent term ends at  other CSAM-
  Greenwich, CT 06830                                manufacturing company             the 2000 annual    advised
                                                     specializing in the sale of       meeting.           investment
                                                     agricultural commodities                             companies.
                                                     throughout Latin American mar-
                                                     kets) (10/96-present);
                                                     President, Atlantic Fertilizer &
                                                     Chemical Company (an
                                                     international trading company
                                                     specializing in the sale of
                                                     agricultural commodities in
                                                     Latin American markets)
                                                     (10/91-10/96).

                                                                                                           MEMBERSHIPS ON
                                                                                                           BOARDS OF OTHER
                                        SHARES                                         LENGTH OF SERVICE     REGISTERED
                                     BENEFICIALLY                                       AS DIRECTOR AND      INVESTMENT
                                       OWNED ON        CURRENT PRINCIPAL OCCUPATION         TERM OF         COMPANIES AND
                                      AUGUST 17,         AND PRINCIPAL EMPLOYMENT        MEMBERSHIP ON      PUBLICLY HELD
            NAME (AGE)                   1999           DURING THE PAST FIVE YEARS     BOARD OF THE FUND      COMPANIES
-----------------------------------  -------------   --------------------------------  -----------------  -----------------

Peter A. Gordon (57) ..............            0     Retired (1/96-present); General   Since 1992; cur-   Director of five
  284 Coopers Neck Lane                              Partner of Ethos Capital Manage-  rent term ends at  other CSAM-
  P.O. Box 1327                                      ment (6/92-12/95); Managing       the 2001 annual    advised invest-
  Southampton, NY 11968                              Director at Salomon Brothers Inc  meeting.           ment companies;
                                                     (1981-6/92).                                         Director of TCS
                                                                                                          Fund, Inc.;
                                                                                                          Director of the
                                                                                                          Mills
                                                                                                          Corporation.

George W. Landau (79) .............        2,000     Senior Advisor, Latin America     Since 1992; cur-   Director of six
  Two Grove Isle Drive                               Group, The Coca-Cola Company      rent term ends at  other CSAM-
  Coconut Grove, FL 33133                            (1988-present); President of the  the 1999 annual    advised
                                                     Americas Society and Council of   meeting.           investment
                                                     the Americas (7/85-10/93);                           companies; Direc-
                                                     United States Ambassador to                          tor of Emigrant
                                                     Venezuela (1982-1985); United                        Savings Bank;
                                                     States Ambassador to Chile                           Director of GAM
                                                     (1977-1982) and United States                        Funds, Inc.
                                                     Ambassador to Paraguay
                                                     (1972-1977).

William W. Priest, Jr.* (57)               1,000     Chairman--Management Committee,   Since 1997; cur-   Director of ten
  153 East 53rd Street                               Chief Executive Officer and       rent term ends at  other CSAM-
  New York, NY 10022                                 Executive Director of CSAM        2000 annual        advised
                                                     (12/90-present).                  meeting.           investment
                                                                                                          companies.

Martin M. Torino (49) .............            0     Chairman of the Board of Ingenio  Since 1992; cur-   Director of five
  Reconquista 365, 9th Fl.                           y Refineria San Martin Del        rent term ends at  other CSAM-
  Capital Federal 1003                               Tabacal S.A. (8/96-present);      the 2001 annual    advised
  Buenos Aires, Argentina                            Executive Director of TAU S.A.    meeting.           investment
                                                     (a commodities trading firm)                         companies.
                                                     (11/90-present); President of
                                                     DYAT S.A. (10/93-
                                                     present).

Richard W. Watt* (40) .............        1,790     Managing Director of CSAM         Since 1995; cur-   Director of seven
  153 East 53rd Street                               (7/96-present); Senior Vice       rent term ends at  other CSAM-
  New York, NY 10022                                 President of CSAM (8/95-6/96);    the 1999 annual    advised
                                                     Head of Emerging Markets          meeting.           investment
                                                     Investments and Research at                          companies.
                                                     Gartmore Investment Limited
                                                     (11/92-6/95); Director of
                                                     Kleinwort Benson International
                                                     Investment (5/87-10/92).

All directors and officers
  (11 persons, including
  the foregoing) as a group........        5,590

    During the fiscal year ended May 31, 1999, each director who is not a director, officer, partner, co-partner or employee of CSAM, the Administrator, or any affiliate thereof, received an annual fee of $5,000 and $500 for each meeting of the Board attended by him and was reimbursed for expenses incurred in connection with his attendance at the Board meetings. The total remuneration paid or accrued by the Fund during the fiscal year ended May 31, 1999 to all such unaffiliated directors was $42,000. During the fiscal year ended May 31, 1999, the Board convened eight times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committee on which he served held during the period for which he was a Director.

    Messrs. Arzac, Cattano, Gordon, Landau and Torino constitute the Fund's Audit Committee, which is composed of directors who are not interested persons of the Fund. The Audit Committee met twice during the fiscal year ended May 31, 1999. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The Board performs the functions of a nominating committee. The Board will consider nominees recommended by shareholders in the event any vacancies arise. Recommendations should be submitted to the Board care of the Secretary of the Fund. The Fund does not have a compensation committee.

    Section 16(a) of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act require the Fund's officers and directors, officers and directors of the investment adviser, affiliated persons of the investment adviser, and persons who beneficially own more than ten percent of the Fund's Shares, to file reports of ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from such persons, the Fund believes that, for the fiscal year ended May 31, 1999, all filing requirements applicable to such persons were complied with.

    The following table shows certain information about officers of the Fund other than Messrs. Priest and Watt, who are described above. Mr. Priest is Chairman of the Board of the Fund and was appointed to such position on February 11, 1997. Mr. Watt is President and Chief Investment Officer of the Fund. Mr. Watt was appointed to his positions on February 11, 1997, having previously served as Executive Vice President and Investment Officer of the Fund since August 15, 1995. Mr. Pignataro has been an officer since the commencement of the Fund's operations. On August 12, 1997, Mr. Liebes and Mr. Del Guercio were elected Senior Vice President and Vice President of the Fund, respectively. Mr. Hrabchak was elected investment officer of the Fund on November 4, 1997. Each officer of the Fund will hold office until a successor has been elected by the Board. All officers of the Fund are employees of and are compensated by CSAM.

                                             SHARES
                                          BENEFICIALLY                                  CURRENT PRINCIPAL OCCUPATION AND
                                            OWNED ON                                PRINCIPAL EMPLOYMENT DURING THE PAST FIVE
             NAME                AGE     AUGUST 17, 1999     POSITION WITH FUND                       YEARS
------------------------------  -----   -----------------  -----------------------  -----------------------------------------

Robert Hrabchak ..............   35                 0      Investment Officer       Director of CSAM (1/99-present); Vice
  153 East 53rd Street                                                              President of CSAM (6/97-1/99); Senior
  New York, NY 10022                                                                Portfolio Manager, Merrill Lynch Asset
                                                                                    Management, Hong-Kong (1/95-5/97);
                                                                                    Associate, Salomon Brothers Inc
                                                                                    (4/93-1/95).

                                             SHARES
                                          BENEFICIALLY                                  CURRENT PRINCIPAL OCCUPATION AND
                                            OWNED ON                                PRINCIPAL EMPLOYMENT DURING THE PAST FIVE
             NAME                AGE     AUGUST 17, 1999     POSITION WITH FUND                       YEARS
------------------------------  -----   -----------------  -----------------------  -----------------------------------------
Hal Liebes ...................   35                 0      Senior Vice President    Director and General Counsel of CSAM
  153 East 53rd Street                                                              (1/99-present); Senior Vice President and
  New York, NY 10022                                                                General Counsel of CSAM (3/97-1/99); Vice
                                                                                    President and Counsel of Lehman Brothers,
                                                                                    Inc. (6/96-3/97); Vice President and
                                                                                    Legal Counsel for CSAM (6/95-6/96); Chief
                                                                                    Compliance Officer, CS First Boston
                                                                                    Investment Management (94-95); Staff
                                                                                    Attorney, Division of Enforcement, U.S.
                                                                                    Securities and Exchange Commission
                                                                                    (91-94); Associate, Morgan, Lewis &
                                                                                    Bockius (89-91).

Michael A. Pignataro .........   39                 0      Chief Financial Officer  Vice President of CSAM (12/95-present);
  153 East 53rd Street                                       and Secretary          Assistant Vice President and Chief
  New York, NY 10022                                                                Administrative Officer for Investment
                                                                                    Companies of CSAM (9/89-12/95).

Rocco A. Del Guercio .........   36                 0      Vice President           Assistant Vice President of CSAM
  153 East 53rd Street                                                              (1/99-present); Administrative Officer
  New York, NY 10022                                                                for CSAM-advised investment companies
                                                                                    (6/96-present); Assistant Treasurer,
                                                                                    Bankers Trust Corp., Fund Administration
                                                                                    (3/94-6/96); Mutual Fund Accounting
                                                                                    Supervisor, Dreyfus Corporation
                                                                                    (4/87-3/94).

    The following table shows certain compensation information for the directors of the Fund for the fiscal year ended May 31, 1999. None of the Fund's executive officers or directors who are also officers or directors of CSAM received any compensation from the Fund for such period. The Fund has no bonus, profit sharing, pension or retirement plans.

                                               PENSION OR
                                               RETIREMENT                      TOTAL         TOTAL NUMBER
                                                BENEFITS    ESTIMATED    COMPENSATION FROM   OF BOARDS OF
                                               ACCRUED AS     ANNUAL         FUND AND        CSAM- ADVISED
                                 AGGREGATE      PART OF      BENEFITS      FUND COMPLEX       INVESTMENT
                                COMPENSATION      FUND         UPON           PAID TO         COMPANIES
       NAME OF DIRECTOR          FROM FUND      EXPENSES    RETIREMENT       DIRECTORS          SERVED
------------------------------  ------------   ----------   ----------   -----------------   ------------
Dr. Enrique R. Arzac .........    $9,000              0            0          $97,000             10
James J. Cattano .............    $8,500              0            0          $61,500              7
Peter A. Gordon ..............    $8,000              0            0          $47,500              6
George W. Landau .............    $9,000              0            0          $63,000              7
Martin M. Torino .............    $8,000              0            0          $52,000              6

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The second proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the fiscal year ending May 31, 2000. At a meeting held on July 27, 1999, the Board, including those directors who are not "interested persons" of the Fund, approved the selection of PricewaterhouseCoopers LLP for the fiscal year ending May 31, 2000. PricewaterhouseCoopers LLP has been the Fund's independent public accountants since the Fund commenced operations in 1992, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of PricewaterhouseCoopers LLP will be available by telephone at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                        PROPOSAL 3: SHAREHOLDER PROPOSAL

    The Fund has received the following proposal and supporting statement from Mr. Walter Baer, who advised the Fund that, at the time he submitted his proposal to the Fund, he had owned shares of the Fund with a market value of at least $2,000 continuously for the preceding year. The Fund will provide the address of Mr. Baer to any person who so requests such information orally or in writing, promptly upon the receipt of any oral or written request therefor, to Credit Suisse Asset Management, LLC at 153 East 53rd Street, 57th Floor, New York, New York 10022. The Board and the Fund accept no responsibility for the accuracy of either the proposal or Mr. Baer's supporting statement. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Mr. Baer's Supporting Statement, the Board of Directors recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:

    "RESOLVED: The investment advisory agreement between Credit Suisse Asset Management ("Advisor") and the Fund shall be terminated within sixty days. The shareholders recommend that the Directors give heavy weight to a commitment to realize net asset value for shareholders when selecting a new advisor."

                              SUPPORTING STATEMENT

    "Last year shareholders approved by a decisive margin -- 59% of shares voting -- a shareholder proposal recommending 'that the Board of Directors expedite the process to ensure the Fund's shares can be purchased and or sold at net asset value.' Regrettably, the Board chose to side with the Fund's Investment Advisor and against the shareholders. The Board stated three months later that it had 'considered the proposal...and unanimously voted not to implement the recommendation at this time.'

    "Why did the Board disregard the legitimate request of a majority of voting shareholders? I believe the principal reason is that the Directors, including the so-called 'Independent Directors', are more concerned with the interests of the Fund's Advisor than with the interests of the Fund's shareholders. In my view, further shareholder votes that are merely recommendations will also be ignored.

    "This proposal would break the ties between the Advisor and its cronies on the Board. It is not a recommendation but a demand for action. It sends a clear message to the Board that we shareholders want full value for our shares, just as we wanted and voted for last year.

    "While this proposal may appear drastic, I believe that if it passes, the Board will have to deliver net asset value to shareholders rather than endlessly consider what to do about the discount."

                  OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE FUND OPPOSES THE PROPOSAL DESCRIBED ABOVE AND URGES ALL SHAREHOLDERS TO VOTE AGAINST THE PROPOSAL FOR THE REASONS NOTED BELOW.

    At a meeting held on July 27, 1999, the Board, including the Non-interested Directors, unanimously resolved to recommend that you vote AGAINST Proposal 3.

    At its November 10, 1998 quarterly meeting, the Board, including the Non-interested Directors voting separately, unanimously approved the continuation of the Investment Advisory Agreement with CSAM. The Directors thoroughly reviewed CSAM's performance and the relevant information made available to them by CSAM as required under the 1940 Act, and determined that such continuation was in the best interest of the Fund. Since then, the Directors have periodically reviewed CSAM's performance and the relevant information made available to them by CSAM and determined that continuation of the Investment Advisory Agreement is in the best interest of the Fund. The Directors do not believe that there has been any subsequent change in the facts upon which their decision was premised that would now warrant terminating CSAM.

    As required by Section 15 of the 1940 Act, advisory contracts must be approved annually by the board of directors (including a majority of the non-interested directors) or a majority of the outstanding voting securities of an investment company. Section 15(c) of the 1940 Act charges directors with the duty to review information reasonably necessary to evaluate the terms of the advisory contract.

    In anticipation of the November 10th meeting and in accordance with well-established practice, CSAM provided the Directors with extensive information to enable them to satisfy their duty to conduct a meaningful evaluation of the CSAM Investment Advisory Agreement before deciding whether to approve its continuation. This information included, among other things, (i) a description of the business, operations, investment philosophy and financial condition of CSAM, (ii) an analysis of the profitability to CSAM of each Investment Advisory Agreement, (iii) a comparison of the investment performance of the Fund with that of other funds managed by CSAM, as well as other registered and unregistered investment companies within such Fund's peer group and relevant stock indices, (iv) financial information relating to the Fund, including net asset value total return and market price data for the Fund's Shares, (v) data regarding fees paid by other clients of CSAM, and (vi) a comparison of the expense ratios and advisory fee levels of the Fund with those of their peer groups.

    Additionally, the Directors commissioned an advisory contract renewal report from an independent research firm unaffiliated with CSAM. The report compared the expenses, assets and fees of the Fund with comparable emerging market funds. The Directors thoroughly discussed and analyzed the information and independent report before making the decision to continue the Investment Advisory Agreement with CSAM.

    After finding, among other things, that (i) CSAM's compensation is at a level comparable to similarly situated funds, (ii) the Fund's performance is within an acceptable range of performance for a fund with an investment strategy such as that of the Fund, and (iii) CSAM and the personnel assigned to the Fund have the requisite experience and skill to manage the Fund in accordance with their respective investment objectives and policies, the Directors, including the Non-interested Directors, separately concluded that the continuation of the Fund's Investment Advisory Agreement with CSAM was in the best interest of the shareholders. The Directors reached this determination in the exercise of their business judgment as part of their lawful authority over the Fund's business affairs under Maryland law.

    Mr. Baer's proposal to terminate CSAM is premised on his stated belief that the Board failed to take action in response to the adoption by a "decisive margin" of shareholders at last year's shareholders' meeting of a proposal recommending that the Board "expedite the process to ensure that the Fund's shares can be purchased and or sold at net asset value" because the Board is beholden to the interest of CSAM, which is opposed to realizing net asset value. (In fact, only 41.8% of the Fund's outstanding shares voted on the proposal, with 25.5% of the outstanding shares in favor and 16.3% against.)

    Shortly after the Fund's 1998 annual meeting, the Board announced on October 21, 1998 that it had approved a share repurchase program (the "Share Repurchase Program") in order to enhance shareholder value, pursuant to which the Directors authorized the repurchase by the Fund of up to 15% of the Fund's outstanding common stock. The Directors had been reviewing the market discount and available remedial steps for some time and concluded that authorizing a share repurchase program was at the time and still is an appropriate response to the market discount issue.

    The Share Repurchase Program was implemented in light of the significant discount at which the Fund's shares had been trading, and was intended both to provide additional liquidity to those shareholders who elect to sell their shares and to enhance the net asset value of the shares held by those shareholders who maintain their investment. At the prevailing discount levels and in light of the market volatility at the time, the Board believed that such repurchases would present an attractive investment opportunity as well as reduce discount levels. The Board has reviewed periodically management reports on repurchase activity. As of August 27, 1999, the Fund has repurchased 997,800 of its Shares, representing 11.83% of its total number of issued and outstanding Shares, with a $0.27 per Share anti-dilutive impact to net asset value.

    The Directors realize that many shareholders are frustrated by the market discount, which is a market-wide phenomenon, and are striving to deal with that issue in a balanced and careful fashion so as to meet their duty to all shareholders. The Directors closely monitor the market price and net asset value of the Fund's shares on an ongoing basis, including at each quarterly Board meeting. The Directors have discussed at length, both internally and with industry analysts and others, possible approaches to the market discount issue, including mergers, tender offers, the conversion to open-end status or liquidation. The Directors adopted the Share Repurchase Program after review of available information and consideration of, among other things, (i) current levels of market discount, (ii) the cash position of the Fund, (iii) alternative investment opportunities, and (iv) the positive impact the repurchases would have upon the Fund's net asset value.

    Contrary to what Mr. Baer asserts in his Supporting Statement, the Board and the Non-interested Directors are continuously working in cooperation with CSAM towards enhancing shareholder value. They have considered other possible actions (namely merging, liquidating or open-ending the Fund or conducting a tender offer) and may decide to implement any of these actions if they deem it appropriate in the future. The Directors also continue to believe, for the reasons stated below, that the benefits to shareholders of the closed-end status of the Fund currently continue to outweigh the advantages which an open-ended structure or tender offer would offer.

    Converting the Fund into an "open-end fund," commonly known as a mutual fund, would permit shareholders to redeem Shares at net asset value upon request. Although open-ending the Fund would undoubtedly eliminate the discount, the Directors believe that the shareholders derive significant benefits from the closed-end structure. This structure allows CSAM to concentrate on managing a stable pool of assets, without the need to keep assets in low-yielding cash or to liquidate assets, sometimes at inopportune times, to meet redemption requests. The closed-end structure guards the Fund's stock price from declining due to high volume sales to meet redemption requests, particularly in light of the fact many of the Fund's portfolio securities may be relatively illiquid compared to securities traded in the U.S. or other developed markets. The closed-end structure also allows CSAM to buy even more illiquid holdings, such as private equities, which can benefit performance. The Directors have continuously analyzed performance information relating to the Fund's private equity positions, and such information shows that the private equity positions have enhanced the Fund's net asset value return.

    Open-ending the Fund would require the Directors to consider whether and how to spend its money to market its Shares, which would affect the Fund's performance. If the Directors decided not to spend money on marketing the Shares, redemptions could shrink the Fund's asset base to the point where its expense ratio increases, simply because fixed expenses are spread across a smaller asset base. For now, the Directors continue to be guided by the principles upon which the Fund was established, and which caused investors to initially buy the Fund. Open-ending the Fund would fundamentally change its character in ways that the Directors do not believe are in the best interest of its shareholders.

    In addition to the Share Repurchase Program, CSAM has made a greater effort to increase the Fund's visibility in the investment community. In this regard, the Fund's portfolio managers have been meeting with analysts and institutional investors to ensure that the investment community has access to important information about the Fund and its investments. Daily net asset values are available by calling the Fund at 1-800-293-1232 or by visiting the Fund's Website (www.cefsource.com). The management of CSAM has expanded the Website to include reasonably current selected portfolio information on-line. The Fund believes these steps may increase potential investor demand generally for its Shares.

    Changing advisers for funds that are as specialized as the Fund is not an action to be taken lightly. The number of investment advisers with the requisite expertise is limited. CSAM was one of the early proponents of investing in emerging markets and is committed to maintaining and enhancing its presence in this sector. These efforts are ongoing and in your best interests.

    Accordingly, the Board and the Non-interested Directors believe that termination of the Fund's Investment Advisory Agreement with CSAM is not in the best interest of the Fund at this time and therefore THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING;
                             SHAREHOLDER PROPOSALS

    The Board is not aware of any other matters that will come before the Meeting. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

    Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund's proxy material relating to its 2000 annual meeting of shareholders, the shareholder proposal must be received by the Fund no later than May 4, 2000. The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. The timely submission of a proposal does not guarantee its inclusion in the Fund's proxy materials.

    Pursuant to the Bylaws of the Fund, at any annual meeting of the shareholders, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder.

    For business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at The Emerging Markets Telecommunications Fund, Inc. c/o Credit Suisse Asset Management, LLC, 153 E. 53rd Street, 57th Floor, New York, NY 10022 not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, any such notice by a shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or such public disclosure was made.

    Any such notice by a shareholder must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business,
(iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

    The Fund may exercise discretionary voting authority with respect to any shareholder proposals for the 2000 annual meeting of shareholders not included in the proxy statement and form of proxy which are not submitted to the Fund within the time-frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that shareholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

REPORTS TO SHAREHOLDERS

    The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, UPON REQUEST TO THE FUND AT ONE CITICORP CENTER, 153 EAST 53RD STREET, NEW YORK, NEW YORK 10022, TELEPHONE (1-800-293-1232) OR AT THE FUND'S WEBSITE AT WWW.CEFSOURCE.COM. THESE REQUESTS WILL BE HONORED WITHIN THREE BUSINESS DAYS OF RECEIPT.

                                                THE EMERGING MARKETS
                                                 TELECOMMUNICATIONS
                                                     FUND, INC.

                 ---------------------------------------------------------------

3916-PS-99

             THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

                                 PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P   The  undersigned  hereby  appoints  Messrs.  Hal Liebes and Michael
    A. Pignataro as Proxies, each  with the power to appoint his
R substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on
O such other matters as may properly come before the meeting or any adjournments thereof, all shares of The Emerging Markets
X Telecommunications Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the annual meeting of shareholders on Thursday,
Y   October 7, 1999, and at any adjournment thereof.



           CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                              SIDE

/X/     Please mark
        votes as in
        this example

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2 and against Proposal 3.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

  1--ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS:

     Nominees:  George W. Landau (three-year term)     2--TO RATIFY THE SELECTION OF                  FOR      AGAINST    ABSTAIN
                Richard W. Watt (three-year term)      PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT      / /        / /        / /
                                                       PUBLIC ACCOUNTANTS OF THE FUND FOR THE
                                                       FISCAL YEAR ENDING MAY 31, 2000:

       FOR ALL NOMINEES    WITHHOLD ALL NOMINEES
             / /                  / /

                                                       3--TO APPROVE OR DISAPPROVE THE SHAREHOLDER     FOR      AGAINST    ABSTAIN
     / /   ______________________________________      PROPOSAL TO TERMINATE THE FUND'S INVESTMENT         / /        / /        / /
           For all nominees except as noted above      ADVISORY AGREEMENT WITH CREDIT SUISSE ASSET
                                                       MANAGEMENT, LLC WITHIN SIXTY DAYS WITH A
                                                       RECOMMENDATION THAT THE BOARD GIVE HEAVY
                                                       WEIGHT TO A COMMITMENT TO REALIZE NET ASSET
                                                       VALUE FOR SHAREHOLDERS WHEN SELECTING A NEW
                                                       ADVISOR.:

                                                            MARK HERE
                                                            FOR ADDRESS   / /
                                                            CHANGE AND
                                                            NOTE BELOW

                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                       USING THE ENCLOSED ENVELOPE.

                                                       Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as  such. If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature: _______________________ Date:_______________ Signature: _____________________________ Date:_______________